Exhibit 23.3

The Board of Directors
The Buck A Day Company Inc.

         I consent to the use of my reports included herein and to the references to my firm under the heading "Experts" in the prospectus.


                                                            "Stephen A. Diamond"
                                                            Chartered Accountant

Toronto, Canada
July 31, 2002